EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION ANNOUNCES
SECOND QUARTER INCOME FROM CONTINUING OPERATIONS
OF $1.13 PER SHARE;
ABF®’s OPERATING RATIO IS 90.1%
     (Fort Smith, Arkansas, July 24, 2006) — Arkansas Best Corporation (Nasdaq: ABFS) today announced second quarter 2006 net income of $32.3 million, or $1.26 per diluted common share. Income from continuing operations was $29.0 million, or $1.13 per diluted common share, compared to second quarter 2005 income from continuing operations of $22.6 million, or $0.88 per diluted common share. Arkansas Best’s second quarter 2006 revenue was $479.3 million, an increase of 12.0% over second quarter 2005 revenue of $427.9 million.
     As previously announced, in June 2006 Arkansas Best completed the sale of Clipper Exxpress, its former intermodal transportation subsidiary. Arkansas Best’s discontinued operations include an after-tax gain on the sale of Clipper of $0.12 per common share, which is subject to adjustments based on the final closing balance sheet as of June 14, 2006. In addition, discontinued operations include after-tax income of $0.01 per common share associated with Clipper’s second quarter operating results through the closing date.
ABF Freight System, Inc.®
     ABF Freight System, Inc. had second quarter 2006 revenue of $466.9 million, a per-day increase of 11.8% over second quarter 2005 revenue of $417.5 million. Second quarter 2006 operating income at ABF was $46.4 million compared to $38.1 million during the second quarter of 2005. ABF’s second quarter 2006 operating ratio was 90.1% versus an operating ratio of 90.9% in the second quarter of 2005. “During a period of healthy revenue and tonnage growth, the employees of ABF enhanced customer satisfaction levels and cargo care, further improving the industry’s best loss and damage experience,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer. “Our balance of growth and disciplined yield management resulted in an improvement in ABF’s operating profit and the best second quarter operating ratio in over twenty-eight years.”

     ABF’s second quarter 2006 total weight per day increased by 6.4% compared to last year. “ABF experienced solid tonnage increases throughout the quarter as the year-over-year increase in total tonnage grew during each successive month of the second quarter,” said Mr. Davidson. “Second quarter tonnage comparisons were dampened slightly by the timing of the Easter holiday, just as they were helped in this year’s first quarter. When adjusted for the Easter effect, ABF’s second quarter total tonnage per day increased about 7%.”
     “Our year-over-year tonnage trends in July are running at or slightly behind those of the second quarter, although comparisons for this short period are complicated by calendar differences,” said Mr. Davidson.
     Total billed revenue per hundredweight was $25.22, an increase of 5.5% over last year’s second quarter figure of $23.91. Total billed revenue per hundredweight, excluding fuel surcharge, increased by 1.9%. “The industry pricing environment is competitive but firm, consistent with recent quarters. The retention of the April 3rd general rate increase is in line with our expectations, and price increases on contract renewals are acceptable,” said Mr. Davidson. During the second quarter of 2006, ABF continued to experience significant and positive freight profile changes that reduced the reported revenue per hundredweight. Compared to last year, ABF’s second quarter 2006 total weight per shipment increased by 4.7% while total length of haul declined by 1.6%. The combination of higher weight per shipment and shorter length of haul reduce the reported revenue per hundredweight without a corresponding reduction in effective pricing or shipment profitability.
     “Once again, ABF experienced higher growth rates in freight traveling 800 miles or less. In this year’s second quarter, this freight increased by 10.4% compared to last year. As in the past, most of these short-haul shipments are moving in existing network lanes,” said Mr. Davidson. “In April of this year, ABF announced new operating procedures in 52 additional customer service facilities. As a result, ABF’s more flexible regional capabilities are in place in nearly 25% of the locations in its network. In addition, these new regional operating procedures have improved reliability in longer haul lanes. ABF is beginning to market its new next-day and second-day services, branded as the Regional Performance Model or RPM, throughout the East Coast, from Maine to South Carolina. Despite the initial success ABF has experienced with these operational changes, resulting freight is not expected to have a meaningful impact on ABF’s operating results until late this year or early 2007.”

     “ABF’s second quarter productivity, as measured by total weight per labor hour, improved by 1.8% compared to last year’s second quarter. During the quarter, this productivity figure was at its highest level since the third quarter of last year. “Freight-handling productivity continues to be positively impacted by increases in ABF’s total weight per shipment,” said Mr. Davidson. “While freight-handling productivity has improved, ABF has continued to maintain one of the best cargo claims ratios in the LTL industry. During the second quarter, ABF’s cargo claim ratio, a measure of net cash payouts to revenue, was 0.67%. This compares to ABF’s cargo claims ratio of 0.78% for the combined years of 2004 and 2005. Also, as we expected, ABF’s year-to-date workers’ compensation expenses as a percent of revenue returned to historical levels.”
Common Stock Purchase
     During the second quarter of 2006, Arkansas Best purchased 200,000 shares of its common stock in the open market for an aggregate cost of $8.3 million. These common shares were added to the company’s treasury stock. Since January 2003, Arkansas Best has purchased 1,143,150 shares totaling $37.6 million. Under a program announced in July 2005, Arkansas Best currently has authorization to purchase up to an additional $37.4 million of its common stock. Arkansas Best plans to continue making open-market purchases of its stock on an opportunistic basis.
Conference Call
     Arkansas Best Corporation will host a conference call with company executives to discuss the 2006 second quarter results. The call will be today, Monday, July 24, at 11:00 a.m. EDT (10:00 a.m. CDT). Interested parties are invited to listen by calling (877) 275-1257. Following the call, a recorded playback will be available through Thursday, August 24. To listen to the playback, dial (800) 642-1687. The conference call ID for the playback is 2284429. The conference call and playback can also be accessed through Thursday, August 24, on Arkansas Best’s Internet Web site at www.arkbest.com.
Company Description
     Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at www.arkbest.com and www.abf.com.

Forward-Looking Statements
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “estimate,” “forecast,” “expect,” “predict,” “plan,” “anticipate,” “believe,” “intend,” “should,” “would,” “scheduled,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best’s subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims; union and non-union employee wages and benefits; actual costs of continuing investments in technology; the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best’s Securities and Exchange Commission (“SEC”) public filings.
     The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
		(Unaudited)
	($ thousands, except share and per share data)
OPERATING REVENUES	$479,254	$427,929	$904,216	$821,743

OPERATING EXPENSES AND COSTS	432,799	390,460	849,910	766,827

OPERATING INCOME	46,455	37,469	54,306	54,916

OTHER INCOME (EXPENSE)
Short-term investment income	1,206	549	2,215	891
Interest expense and other related financing costs	(299)	(1,089)	(541)	(1,478)
Other, net	(1)	145	950	104

	906	(395)	2,624	(483)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	47,361	37,074	56,930	54,433

FEDERAL AND STATE INCOME TAXES
Current	19,120	19,148	25,842	32,019
Deferred	(721)	(4,661)	(3,700)	(10,662)

	18,399	14,487	22,142	21,357

INCOME FROM CONTINUING OPERATIONS	28,962	22,587	34,788	33,076

DISCONTINUED OPERATIONS, NET OF TAX
Income from operations	234	820	530	795
Gain from disposal	3,063	—	3,063	—

	3,297	820	3,593	795

NET INCOME	$32,259	$23,407	$38,381	$33,871

BASIC EARNINGS PER SHARE:
Income from continuing operations	$1.15	$0.90	$1.38	$1.31
Income from discontinued operations	0.13	0.03	0.14	0.03

NET INCOME	$1.28	$0.93	$1.52	$1.34

AVERAGE COMMON SHARES OUTSTANDING (BASIC)	25,224,486	25,296,462	25,232,438	25,364,969

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$1.13	$0.88	$1.36	$1.28
Income from discontinued operations	0.13	0.03	0.14	0.03

NET INCOME	$1.26	$0.91	$1.50	$1.31

AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	25,599,728	25,613,400	25,622,238	25,773,623

CASH DIVIDENDS PAID PER COMMON SHARE	$0.15	$0.12	$0.30	$0.24

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2006	2005
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$14,576	$5,767
Short-term investment securities	143,063	121,239
Accounts receivable, less allowances (2006 – $4,404; 2005 – $4,643)	155,161	149,551
Other accounts receivable, less allowances (2006 – $1,267; 2005 – $1,536)	8,835	8,568
Prepaid expenses	11,403	13,830
Deferred income taxes	38,508	34,859
Prepaid income taxes	1,680	3,346
Other	6,404	7,821
Assets of discontinued operations	—	23,901

TOTAL CURRENT ASSETS	379,630	368,882

PROPERTY, PLANT AND EQUIPMENT
Land and structures	229,090	228,329
Revenue equipment	458,061	413,609
Service, office and other equipment	123,143	121,488
Leasehold improvements	17,030	15,686

	827,324	779,112

Less allowances for depreciation and amortization	410,905	397,036

	416,419	382,076

PREPAID PENSION COSTS	20,074	25,855

OTHER ASSETS	62,264	80,331

GOODWILL, less accumulated amortization (2006 and 2005 – $32,037)	63,936	63,916

	$942,323	$921,060

Note: The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Certain prior year amounts have been reclassified to conform to the current year presentation.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS — continued

	June 30	December 31
	2006	2005
	(Unaudited)	Note
	($ thousands, except share data)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$22,739	$18,851
Accounts payable	68,356	54,137
Income taxes payable	10,291	12,239
Accrued expenses	164,899	173,293
Current portion of long-term debt	277	317
Liabilities of discontinued operations	—	10,193

TOTAL CURRENT LIABILITIES	266,562	269,030

LONG-TERM DEBT, less current portion	1,184	1,433

OTHER LIABILITIES	47,775	59,265

DEFERRED INCOME TAXES	40,324	37,251

FUTURE MINIMUM RENTAL COMMITMENTS, NET (2006 – $39,888; 2005 – $43,654)	—	—

OTHER COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2006: 26,365,480 shares; 2005: 26,281,801 shares	264	263
Additional paid-in capital	247,223	242,953
Retained earnings	377,786	347,051
Treasury stock, at cost, 2006: 1,202,932 shares; 2005: 902,932 shares	(38,513)	(25,955)
Unearned compensation – restricted stock	—	(5,103)
Accumulated other comprehensive loss	(282)	(5,128)

TOTAL STOCKHOLDERS’ EQUITY	586,478	554,081

	$942,323	$921,060

Note: The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Certain prior year amounts have been reclassified to conform to the current year presentation.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2006	2005
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$38,381	$33,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,805	29,318
Other amortization	106	139
Settlement accounting expense	9,083	—
Share-based compensation expense	2,079	230
Provision for losses on accounts receivable	54	1,067
Deferred income tax benefit	(3,700)	(10,054)
Fair value of interest rate swap	—	(873)
Gain on disposal of discontinued operations, net of taxes	(3,063)	—
Gain on sales of assets and other	(1,415)	(661)
Excess tax benefits from share-based compensation	(1,086)	—
Changes in operating assets and liabilities:
Receivables	(9,432)	(5,691)
Prepaid expenses	2,390	4,373
Other assets	21,250	(2,928)
Accounts payable, taxes payable, accrued expenses and other liabilities	(13,004)	14,492

NET CASH PROVIDED BY OPERATING ACTIVITIES	74,448	63,283

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(60,214)	(35,600)
Proceeds from asset sales	7,956	5,026
Proceeds from disposal of discontinued operations	21,450	—
Purchases of short-term investment securities	(216,829)	(145,924)
Proceeds from sales of short-term investment securities	195,005	112,855
Capitalization of internally developed software and other	(2,119)	(2,196)

NET CASH USED BY INVESTING ACTIVITIES	(54,751)	(65,839)

FINANCING ACTIVITIES
Payments on long-term debt	(289)	(267)
Net change in bank overdraft	3,266	(2,061)
Payment of common stock dividends	(7,646)	(6,102)
Purchases of treasury stock	(12,558)	(5,548)
Excess tax benefits from share-based compensation	1,086	—
Proceeds from the exercise of stock options and other	5,253	1,808

NET CASH USED BY FINANCING ACTIVITIES	(10,888)	(12,170)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,809	(14,726)
Cash and cash equivalents at beginning of period	5,767	32,359

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$14,576	$17,633

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA,
OPERATING RATIOS AND FINANCIAL STATISTICS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2006		2005		2006		2005
	(Unaudited)
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1)	$466,884		$417,539		$880,534		$801,608
Other revenues and eliminations	12,370		10,390		23,682		20,135

Total consolidated operating revenues	$479,254		$427,929		$904,216		$821,743

OPERATING EXPENSES AND COSTS

ABF Freight System, Inc.(1)
Salaries, wages and benefits	$267,626	57.3%	$250,435	60.0%	$525,377	59.7%	$495,056	61.8%
Supplies and expenses	74,425	15.9	61,306	14.7	141,999	16.1	117,693	14.7
Operating taxes and licenses	11,848	2.6	10,873	2.6	23,213	2.6	21,435	2.7
Insurance	7,605	1.6	6,411	1.5	14,074	1.6	12,869	1.6
Communications and utilities	3,737	0.8	3,372	0.8	7,864	0.9	7,152	0.9
Depreciation and amortization	15,282	3.3	13,050	3.1	30,033	3.4	25,825	3.2
Rents and purchased transportation	39,824	8.5	33,396	8.0	74,214	8.4	64,881	8.1
Other	685	0.2	1,133	0.3	1,323	0.2	2,055	0.2
Settlement accounting expense	645	0.1	—	—	9,083	1.1	—	—
Gain on sale of property and equipment	(1,231)	(0.2)	(546)	(0.1)	(1,487)	(0.2)	(661)	(0.1)

	420,446	90.1%	379,430	90.9%	825,693	93.8%	746,305	93.1%

Other expenses and eliminations	12,353		11,030		24,217		20,522

Total consolidated operating expenses and costs	$432,799		$390,460		$849,910		$766,827

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$46,438		$38,109		$54,841		$55,303
Other income and eliminations	17		(640)		(535)		(387)

Total consolidated operating income	$46,455		$37,469		$54,306		$54,916

Rolling Twelve Months
Ended
June 30, 2006
FINANCIAL STATISTICS

After-Tax Return on Capital Employed (2)	19.4%

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

(2)	(Net income from continuing operations + interest after tax) / (average total debt + average equity)
Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006

	Three Months Ended June 30			Six Months Ended June 30
	2006	2005	% Change	2006	2005	% Change
Billed Revenue* / CWT	$25.22	$23.91	5.5%	$24.54	$23.41	4.8%

Billed Revenue* / CWT (without fuel surcharge)	$21.97	$21.55	1.9%	$21.55	$21.22	1.6%

Billed Revenue* / Shipment	$326.99	$296.14	10.4%	$313.80	$287.68	9.1%

Tonnage (tons)	936,942	880,439	6.4%	1,816,297	1,723,086	5.4%

Shipments	1,445,288	1,421,446	1.7%	2,841,367	2,804,590	1.3%

Workdays	64	64		128	128

*	Billed revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer
Telephone: (479) 785-6281

Mr. David Humphrey, Director of Investor Relations
Telephone: (479) 785-6200
END OF RELEASE